UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Rule 14a-12.

MAGMA DESIGN AUTOMATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAGMA DESIGN AUTOMATION, INC.

5460 BAYFRONT PLAZA

SANTA CLARA, CALIFORNIA 95054

(408) 565-7500

July 25, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Magma Design Automation, Inc. that will be held at 10:00 a.m. on Tuesday, August 29, 2006, at our offices at 5460 Bayfront Plaza, Santa Clara, California.

The formal notice of the Annual Meeting of Stockholders and the proxy statement are included with this invitation.

After reading this proxy statement, please mark, date, sign and return the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON. Your vote is important, so please return your proxy promptly. A copy of our 2006 Annual Report to Stockholders is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

/s/ Rajeev Madhavan
Rajeev Madhavan
Chairman of the Board and Chief Executive Officer

MAGMA DESIGN AUTOMATION, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 29, 2006

To the Stockholders of Magma Design Automation, Inc.:

The Annual Meeting of Stockholders (“Annual Meeting”) of Magma Design Automation, Inc., a Delaware corporation, will be held on Tuesday, August 29, 2006 at our offices located at 5460 Bayfront Plaza, Santa Clara, California, at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect three Class II directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as Magma’s independent accountants; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on July 14, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the office of Magma’s Secretary, 5460 Bayfront Plaza, Santa Clara, California, for ten days prior to the meeting.

It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

/s/ David H. Stanley
David H. Stanley
Corporate Vice President, Corporate Affairs and Secretary

July 17, 2006

MAGMA DESIGN AUTOMATION, INC.

5460 BAYFRONT PLAZA

SANTA CLARA, CALIFORNIA 95054

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Magma Design Automation, Inc., a Delaware corporation, of proxies in the accompanying form to be used at Magma’s Annual Meeting of Stockholders to be held at Magma’s principal executive offices on Tuesday, August 29, 2006, at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof (“Annual Meeting”). Magma’s principal executive offices are located at 5460 Bayfront Plaza, Santa Clara, California 95054 and its telephone number is (408) 565-7500.

Magma’s 2006 Annual Report to Stockholders, including the Annual Report on Form 10-K (together, the “Annual Report”) containing financial statements for the fiscal year ended April 2, 2006, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote at the Annual Meeting. This proxy statement, the accompanying form of proxy and Magma’s Annual Report will first be mailed to stockholders entitled to vote at the Annual Meeting on or about July 25, 2006.

Who Can Vote

Stockholders of record at the close of business on July 14, 2006 (“Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, Magma had 36,670,353 shares of common stock, $.0001 par value, outstanding.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the proxy card in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the two nominees for director listed in this proxy statement and FOR the ratification of the appointment of Magma’s independent accountants.

Registered stockholders can simplify their voting and save Magma additional expense by calling (866) 540-5760 or voting via the Internet at http://www.proxyvoting.com/lava. Beneficial holders can vote via the Internet at http://www.proxyvote.com. Telephone and Internet voting information is provided on the proxy card if these options are available to you. Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on August 28, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to Magma’s Secretary prior to or at the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Required Vote and Voting of Proxies

On all matters, each holder of common stock is entitled to one vote for each share held as of the Record Date. Directors are elected by a plurality vote; the three nominees who receive the most votes cast in their favor will be elected to serve as directors. Proposal No. 2 will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on that proposal.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector will also determine whether or not a quorum is present. In general, under Delaware law and Magma’s bylaws a quorum for the transaction of business at the Annual Meeting is established if a majority of shares entitled to vote are present or represented by proxy at the meeting.

Abstentions with respect to any proposal, with the exception of proposals on the election of directors, are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker that is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors, as now authorized, consists of seven members divided into three classes of approximately equal size. The Class II members of the Board of Directors are scheduled for election at the Annual Meeting, to serve until the 2009 annual meeting of stockholders, or until their successors have been elected by the stockholders or appointed by the Board of Directors pursuant to the Company’s bylaws. The nominees nominated by the Compensation and Nominating Committee to serve as the three Class II members of the Board are Timothy J. Ng, Chester J. Silvestri and Susumu Kohyama, each of whom is currently a Class II director and has consented to serve if elected. If any nominee is unable to serve as a director at the time of the Annual Meeting, proxies may be voted for any nominee designated by the Board of Directors to fill the vacancy.

The Class I directors are Roy E. Jewell and Thomas M. Rohrs; the Class III directors are Rajeev Madhavan and Kevin C. Eichler.

Biographical information about each of the director nominees is set forth below:

Name	Served as Director Since	Age	Principal Business Experience
Timothy J. Ng	2003	41	Timothy J. Ng was appointed to Magma’s Board in 2003. Mr. Ng has been Managing Director of the Global Technology Mergers & Acquisitions Group at Deutsche Bank Securities, Inc., a global investment banking firm, since 2005. From 2004 to 2005, Mr. Ng served as an independent consultant providing investment banking advice, with emphasis on mergers and acquisitions and valuation. From 2003 to 2004, Mr. Ng was Managing Director at SoundView Technology Group, Inc., a technology-focused investment bank, where he also served as the head of SoundView’s mergers and acquisitions group. Previously, Mr. Ng served as a Managing Director in the mergers and acquisitions department at Credit Suisse First Boston, and as a member of its Global Technology Group from 1999 to 2002.

Chester J. Silvestri	2003	57	Chester J. Silvestri was appointed to Magma’s Board in 2003. From 2005 to the present, Mr. Silvestri has served as President, Chief Executive Officer, and a member of the board of directors of MoSys Inc, a provider of high-density system on-chip (SoC) embedded memory. During 2005, Mr. Silvestri was an independent investor and consultant to the high-tech industry. From 2003 to 2005, Mr. Silvestri was Chief Executive Officer of CEVA, Inc., a licensor of digital signal processing cores and platform-level intellectual property to semiconductor and electronic industries. During 2003, Mr. Silvestri served as a consultant to the high tech industry. From 2002 to 2003, Mr. Silvestri held the position of Chairman of Arcot Systems, the developer of the “Verified by Visa” credit card authentication software product. Prior to becoming Chairman, from 1999 to 2002, Mr. Silvestri was President and CEO of Arcot Systems.

Name	Served as Director Since	Age	Principal Business Experience

Susumu Kohyama	2005	63	Susumu Kohyama was appointed to Magma’s Board in June 2005. Dr. Kohyama has been President and CEO of Toshiba Ceramics Co., Ltd., a leading materials company serving the semiconductor and LCD industries, since 2004. Dr. Kohyama has over 25 years’ experience in the semiconductor industry. From 2003 to 2004, he served as Chief Technology Officer of the Electronic Devices Group of Toshiba Corporation. From 2001 to 2003, he was Executive Vice President of Toshiba Semiconductor Company.

Required Vote

The nominees for the three Class II director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

Biographical information concerning the Class III directors, who will serve until the 2007 Annual Meeting, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Rajeev Madhavan	1997	40	Rajeev Madhavan has served as Magma’s Chief Executive Officer and Chairman of the Board of Directors since Magma’s inception in 1997. Mr. Madhavan served as Magma’s President from inception until 2001.

Kevin C. Eichler	2003	46	From 2006 to the present, Kevin C. Eichler has served as Executive Vice President, Operations and Chief Financial Officer of Markettools, Inc., the defining provider of on-demand market research. From 1998 to 2006, Mr. Eichler served as Vice President and Chief Financial Officer of MIPS Technologies, a leading provider of industry-standard processor architectures and cores for digital consumer and business applications. Mr. Eichler presently serves on the board of directors for SupportSoft, Inc. (SPRT) and Ultra Clean Holdings (UCTT).

Biographical information concerning the Class I directors, who will serve until the 2008 Annual Meeting, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Roy E. Jewell	2001	51	Roy E. Jewell has served as Magma’s President and as one of its directors since 2001. Mr. Jewell has also served as the Company’s Chief Operating Officer since 2001.

Thomas M. Rohrs	2003	55	Thomas M. Rohrs was appointed to the Company’s board of directors in 2003. From 2006 to the present, Mr. Rohrs has served as Chairman and Chief Executive Officer of Electroglas, Inc., a supplier of wafer probing technologies to the semiconductor industry. Mr. Rohrs had been a director of Electroglas since 2004. From 2003 to 2006, Mr. Rohrs served as an independent advisor or consultant to businesses. From 1997 until 2003, Mr. Rohrs was an executive at Applied Materials, Inc., a manufacturer of products and services to the semiconductor industry, in a number of positions including Senior Vice President, Global Operations and Member of the Executive Committee. Mr. Rohrs currently serves as a member of the board of directors of Ultraclean Technology Inc. and joined the board of directors of Advanced Energy Industries, Inc. in 2006.

Board Meetings and Committees

The Board of Directors held thirteen Board meetings during the year ended April 2, 2006. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served except that Susumu Kohyama attended less than 75% of the aggregate number of meetings of the Compensation and Nominating Committee during the period that he served.

Independent Directors

The Board believes that a substantial majority of the members of its Board of Directors should be independent directors. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The Board has determined that each of our directors other than Messrs. Madhavan and Jewell qualifies as an “independent director” as defined by Nasdaq listing requirements. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, the Board has made the determination, as to each independent director, that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to Magma and Magma’s management.

The members of the Audit Committee each meet special independence standards established by the Securities and Exchange Commission ( “SEC”) for audit committees. In addition, the Board has determined that Mr. Eichler is an “audit committee financial expert” as defined by SEC rules. This designation does not impose any duties, obligations or liabilities on Mr. Eichler that are greater than those generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Board Responsibilities

The primary responsibilities of the Board are the oversight, counseling and direction of Magma’s management in the long-term interests of Magma and its stockholders. These responsibilities include: selecting and regularly evaluating the performance of the Chief Executive Officer and other senior executives; planning for succession with respect to the position of Chief Executive Officer and monitoring management’s succession planning for other senior executives; reviewing and, where appropriate, approving Magma’s major financial objectives and strategic and operating plans and actions; and overseeing the conduct of Magma’s business and the processes for maintaining Magma’s integrity with regard to its financial statements and other public disclosures and compliance with law and ethics.

The Board and its committees hold scheduled meetings throughout the year and also hold special meetings and act by written consent from time to time as appropriate. During the fiscal year ended April 2, 2006, the Board of Directors held thirteen meetings and committees of the Board held an additional twelve meetings. The Board has a policy of encouraging but not requiring members to attend the annual meetings of stockholders. Four Board members attended the 2005 Annual Meeting of Stockholders.

Board Committees and Charters

The Board has two standing Committees: the Audit Committee and the Compensation and Nominating Committee. The Board appoints the members and chairpersons of these committees. Each member of these committees is an independent director in accordance with Nasdaq standards. Each committee has a written charter approved by the Board, which is available on Magma’s website at http://investor.magma-da.com/governance/home.cfm.

Audit Committee

Members:	Messrs. Eichler (Chairman), Rohrs and Silvestri.

Number of Meetings in Fiscal 2006:	Five

Functions:	Assists the Board in its general oversight of Magma’s financial reporting, internal controls and audit functions and is directly responsible for the appointment, oversight and compensation of the independent accountants. Pre-approves all audit services and permitted non-audit services. The responsibilities and activities of the Audit Committee are described in greater detail in “Report of the Audit Committee.”

Compensation and Nominating Committee

Members:	Messrs. Silvestri (Chairman), Kohyama, Ng and Rohrs.

Number of Meetings in Fiscal 2006:	Seven

Functions:	Reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, and administers Magma’s stock option plans, including reviewing and granting stock options to executive officers. Reviews and approves Magma’s compensation plans, benefit programs and arrangements for other officers, employees and consultants, and establishes compensation for members of Magma’s Board of Directors. Recommends guidelines for performance reviews and conducts the surveys and inquiries that the Committee considers to be appropriate and necessary to carry out its duties. In its role as Magma’s nominating committee, the Committee identifies, evaluates and recommends director candidates to the Board. For more information, see “Nominations to the Board” and “Report of the Compensation and Nominating Committee.”

Nominations to the Board

The Compensation and Nominating Committee identifies, evaluates and nominates new directors for consideration by the full Board and establishes criteria for Board and Committee membership. The Compensation and Nominating Committee charter includes a written policy with regard to the nomination process. The Committee evaluates potential new director candidates based on a variety of criteria, including the candidate’s relevant experience, other board memberships held, diversity and collective experience of the Board and its committees, as well as independence and possible conflicts of interest. There are no specific minimum qualifications that an individual must meet in order to be nominated; each is considered on a case-by-case basis. Candidates may come to the attention of the Committee from current Board members, stockholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation. Rajeev Madhavan, Magma’s Chief Executive Officer and a member of the Board, recommended Susumu Kohyama as a nominee for the Board of Directors.

The Compensation and Nominating Committee will consider properly submitted stockholder recommendations of candidates. Any stockholder recommendation must include the candidate’s name and qualifications for Board membership, the candidate’s age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder’s name, address and the number of shares beneficially owned and the period they have been held. The recommendation should be sent to David H. Stanley, Secretary of Magma Design Automation, Inc., 5460 Bayfront Plaza, California 95054. To be timely for next year’s annual meeting, the recommendation must be delivered to the Secretary no sooner than 120 days and no later than 90 days prior to the first anniversary of this Annual Meeting.

Stockholder Communications

Stockholders wishing to send communications to the Board should provide the comments by mail to David H. Stanley, Secretary, Magma Design Automation, Inc., 5460 Bayfront Plaza, California 95054. The Secretary will review all stockholder communications and has the authority to disregard any communications that are inappropriate or irrelevant to the Company and its operations, or to take other appropriate actions with respect to such communications. If a stockholder communication is deemed appropriate, the Secretary will submit it to the Chairman of the Board.

Code of Ethics

Magma’s written Code of Ethics applies to all of its directors and employees, including its executive officers. The Code of Ethics is available on Magma’s website at http://investor.magma-da.com. Changes to or waivers of the Code of Ethics will be disclosed on the same website.

Director Compensation

Directors who are Magma employees do not receive separate compensation for service on the Board of Directors. During fiscal 2006, Messrs. Madhavan and Jewell were Magma’s only employee directors. For a description of compensation agreements with Messrs. Madhavan and Jewell, see “Executive Compensation—Employment Agreements and Change of Control Agreements.”

Directors who are not Magma employees receive a cash retainer of $25,000 per year and $2,500 per Board or committee meeting attended ($500 for teleconference meetings) for services as a member of the Board. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation and Nominating Committee each receive a fee of $10,000 per year; the other members of the Audit Committee receive a fee of $5,000 per year, and the other members of the Compensation and Nominating Committee receive a fee of $2,500 per year. Magma reimburses its non-employee Directors for out-of-pocket expenses incurred in attending meetings of the Board or its committees.

Pursuant to the 2001 Stock Incentive Plan, which was approved by Magma’s stockholders, each non-employee director automatically receives an initial stock option grant to purchase 50,000 shares of Magma common stock upon appointment or election. The initial option vests as to 25% of the shares on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years. Following the conclusion of each regular annual meeting of stockholders, each continuing non-employee director automatically receives an additional option to purchase 20,000 shares at an exercise price equal to the fair market value of the common stock on the date of grant. When a non-employee director is appointed to the Board of Directors at a time other than at an annual meeting, such director automatically receives a pro rata portion of the 20,000 share grant. The annual grants and the interim grants vest in full on the day immediately prior to the annual meeting of stockholders in the year immediately following the year of the grant if the director continues as a member of the Board on that date. All options will vest fully upon a change in control of Magma, as set forth under the 2001 Stock Incentive Plan.

In May 2006, pursuant to the discretionary award provisions of the 2001 Stock Incentive Plan, Messrs. Eichler, Ng, Rohrs and Silvestri received additional option grants of 100,000, 35,000, 81,700 and 81,700 shares, respectively. The shares vest quarterly over a two-year period.

Compensation Committee Interlocks and Insider Participation

Messrs. Eichler, Kohyama, Meyercord, Ng, Rohrs and Silvestri, all non-employee directors, served as members of the Compensation Committee during fiscal 2006. Mr. Meyercord served on the Compensation Committee until his resignation from the Board of Directors in June 2005. Mr. Kohyama served on the Compensation Committee following his appointment to the Committee in June 2005. None of Magma’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of Magma’s Board of Directors or Compensation Committee.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of Grant Thornton LLP (“GT”) as Magma’s independent accountants for the fiscal year ending April 1, 2007, and the Board of Directors has submitted this selection to the stockholders for ratification. Representatives of GT are expected to be present at the Annual Meeting, where they will have an opportunity to make a statement and to respond to appropriate questions.

GT prepared a report on Magma’s financial statements for the fiscal year ended April 2, 2006. The GT report did not include an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles. During Magma’s fiscal year ended April 2, 2006, there were no disagreements between Magma and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to GT’s satisfaction, would have caused GT to make reference to the subject matter of the disagreement in connection with its report on Magma’s financial statements. Further, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Securities Act of 1933) during Magma’s fiscal year ended April 2, 2006, except as noted below.

The firm of PricewaterhouseCoopers (“PwC”) served as Magma’s independent accountants until it was dismissed by Magma and replaced by GT on December 19, 2005. On December 22, 2005, Magma filed a Current Report on Form 8-K with the SEC to announce this change.

PwC prepared a report on the financial statements of Magma for each of the fiscal years ended March 31, 2004 and 2005. PwC did not include, in any report on Magma’s financial statements, an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles. During Magma’s two fiscal years ended March 31, 2004 and March 31, 2005, and the subsequent interim period through December 19, 2005, there were no disagreements between Magma and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports on Magma’s financial statements. As disclosed in the Form 8-K filed on December 22, 2005, a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) was previously reported by Magma in connection with its Quarterly Report on Form 10-Q for the three months ended October 2, 2005: Magma’s Chief Executive Officer and Chief Financial Officer concluded that Magma’s internal control over financial reporting included a material weakness. Specifically, supervisory review and approval controls over stock-based compensation expense for Magma’s stock option exchange program and Mojave earnout compensation were not effective to ensure that the amounts recorded were in accordance with generally accepted accounting principles. Magma’s Audit Committee discussed the subject matter of this material weakness with PwC and authorized PwC to respond fully to the inquiries of GT, Magma’s new independent registered public accounting firm, regarding this material weakness.

Audit and Non-Audit Fees

The following table provides fees paid by the Company for professional services rendered by GT and PwC for the fiscal years ended April 2, 2006 and March 31, 2005.

	Fiscal 2006 GT	Fiscal 2006 PwC	Fiscal 2005 PwC
Audit Fees	$2,159,025	459,234	$1,832,459
Audit-Related Fees	$0	0	$0
Tax Fees	$0	215,415	$320,705
All Other Fees	$0	1,500	$2,774

Total Fees	$2,159,025	676,149	$2,155,938

Audit Fees were for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and services that are normally provided by independent accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees were for professional services for federal, state and international tax compliance, tax advice and tax planning.

All Other Fees were for services other than the services reported above, including seminars and software licensing.

All audit services, audit related services, tax services and other services provided by GT and PwC were pre-approved by the Audit Committee, or were pre-approved by the Audit Committee Chairman and later ratified by the Committee, in accordance with the rules and regulations of the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has delegated to its Chairman, Mr. Kevin C. Eichler, the authority to approve up to $50,000 in independent accountant services in the interim between Committee meetings. The Committee has also delegated the authority to management to approve up to $15,000 per individual project for tax projects related to international tax consulting and up to $15,000 per individual project related to general tax consulting in the interim between Committee meetings, subject to the condition that all independent accountant services be reviewed and any interim approval of fees be ratified at the next succeeding meeting of the Audit Committee.

Required Vote

Ratification requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of Magma’s independent accountants.

The Board of Directors recommends a vote “FOR” ratification of Grant Thornton LLP as Magma’s independent accountants.

EXECUTIVE OFFICERS OF THE REGISTRANT

Rajeev Madhavan has served as Magma’s Chief Executive Officer and Chairman of the Board of Directors since Magma’s inception in 1997. Mr. Madhavan served as Magma’s President from inception until 2001.

Roy E. Jewell has served as Magma’s President and as one of its directors since 2001. Mr. Jewell has also served as the Company’s Chief Operating Officer since 2001.

Peter S. Teshima has served as Magma’s Corporate Vice President, Finance and Chief Financial Officer since 2006. He served as Magma’s Vice President, Finance from 2005 to 2006. From 2003 to 2004 he served as Chief Operating Officer and Chief Financial officer for Hier Design, Inc., a provider of electronic design automation design planning software targeted at the field programmable gate array market space. From 2000 to 2002, Mr. Teshima was Chief Financial Officer and Vice President of Finance and Administration at InTime Software, Inc., a provider of electronic design automation software.

Saeid Ghafouri has served as Magma’s Corporate Vice President, Worldwide Field Operations since 2002. From 1999 to 2002 Mr. Ghafouri was President and Chief Executive Officer of Empact Software, Inc., an enterprise software company.

David H. Stanley has served as Magma’s Corporate Vice President, Corporate Affairs since 2005, and as Corporate Secretary since 2006. During 2005, Mr. Stanley served as a legal consultant to Magma. From 2004 to 2005, Mr. Stanley was an independent legal advisor. Prior to that, Mr. Stanley was Magma’s Director for Corporate Development and Strategy from 2003 to 2004, in which position Mr. Stanley worked on mergers and acquisitions. From 1999 until 2003, Mr. Stanley was general counsel of COLO.COM, a collocation space provider.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2006 as to shares of common stock beneficially owned by: (i) each person who is known by Magma to own beneficially more than 5% of its common stock; (ii) each of Magma’s executive officers named under “Executive Compensation—Summary Compensation Table;” (iii) each of Magma’s current directors; (iv) each of Magma’s nominees for director; and (v) all directors and executive officers of Magma as a group. Unless otherwise stated below, beneficial ownership information is based solely upon information furnished by the respective stockholders in their filings with the Securities and Exchange Commission. Unless otherwise noted below, the address of each beneficial owner is c/o Magma Design Automation, Inc., 5460 Bayfront Plaza, Santa Clara, California 95054. The percentage of common stock beneficially owned is based on 36,670,353 shares outstanding as of June 30, 2006. Shares of common stock that may be issued pursuant to the exercise or conversion of options, warrants or convertible securities within 60 days of June 30, 2006 are deemed to be issued and outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Federated Investors, Inc. (2)	5,158,442	14.1%
Andreas Bechtolsheim (3)	3,248,422	8.9%
Philippe Laffont (4)	2,531,255	6.9%

Named Executive Officers and Directors:
Rajeev Madhavan (5)	1,920,592	5.2%
Roy E. Jewell (6)	615,551	1.7%
Saeid Ghafouri (7)	260,712	*
Hamid Savoj (8)	231	*
David H. Stanley (9)	3,427	*
Gregory C. Walker (10)	209,166	*
Kevin C. Eichler (11)	74,999	*
Susumu Kohyama (12)	14,583	*
Timothy J. Ng (13)	91,526	*
Thomas M. Rohrs (14)	86,633	*
Chester J. Silvestri (15)	86,633	*
All directors and executive officers as a group (10 persons) (16)	3,188,318	8.7%

*	Amount represents less than 1% of the outstanding shares of Magma’s common stock.
(1)	To Magma’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.
(2)	Federated Investors, Inc. (“Parent”) is the parent holding company of Federated Investment Management Company, Federated Investment Counseling and Federated Global Management Investment Corp., which act as investment advisors to registered investment companies and separate accounts that own these shares of Magma’s common stock. All of Parent’s outstanding stock is held in the Voting Shares Irrevocable Trust (“Trust”) for which John J. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, “Trustees”). The Trustees have collective voting control over the Trust. The Parent, Trust and each of the Trustees disclaim beneficial ownership of these shares. The address of these entities and persons is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.
(3)	Per stockholder effective 6/14/06. Stockholder’s address is Incline Village, NV 89451.
(4)	Per Schedule 13G filing 2/14/06. Stockholder’s address is 126 East 56th Street, New York, NY 10022.
(5)	Includes 772,380 shares issuable upon exercise of stock options. Also, includes 253,156 shares held by the Madhavan Living Trust UAD 10/29/1998. Mr. Madhavan and his spouse, Geetha Madhavan, are trustees of the Madhavan Living Trust UAD 10/29/1998.

(6)	Includes 558,838 shares issuable upon exercise of stock options.
(7)	Includes 253,873 shares issuable upon exercise of stock options.
(8)	Mr. Savoj resigned as an officer of the company on January 13, 2006.
(9)	Includes 3,333 shares issuable upon exercise of stock options.
(10)	Mr. Walker resigned as an officer of the company on April 27, 2006.
(11)	Includes 74,999 shares issuable upon exercise of stock options.
(12)	Includes 14,583 shares issuable upon exercise of stock options.
(13)	Includes 91,526 shares issuable upon exercise of stock options.
(14)	Includes 86,633 shares issuable upon exercise of stock options.
(15)	Includes 86,633 shares issuable upon exercise of stock options.
(16)	Includes 1,971,112 shares issuable upon exercise of stock options. Excludes Messrs. Savoj and Walker, who were not current executive officers as of the date of this proxy statement.

EXECUTIVE COMPENSATION

The following table summarizes compensation paid to Magma’s Chief Executive Officer and Magma’s five other most highly paid executive officers (“Named Executive Officers”) for services rendered in all capacities to Magma for the fiscal years ended April 2, 2006 and March 31, 2005 and 2004.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation Awards				All Other Compensation
		Salary	Bonus(1)	Other Annual Compensation		Restricted Stock Awards (#)		Securities underlying Options (#)
Rajeev Madhavan	2006	420,000	209,160	—				120,000		840	(2)
Chief Executive Officer	2005 2004	400,000 325,000	163,800	— —				120,000 250,000		746 378	(2) (2)

Roy E. Jewell (3) President and Chief Operating Officer	2006 2005 2004	420,000 400,000 325,000	209,160 — 163,800	— — —				120,000 120,000 422,393	(3)	1,294 851 632	(2) (2) (2)

Saeid Ghafouri Corporate Vice President, Worldwide Field Operations	2006 2005 2004	300,010 275,000 250,000	— — 22,300	267,083 173,764 383,628	(4) (5) (6)			60,000 60,000 50,000		810 810 468	(2) (2) (2)

Hamid Savoj	2006	249,375	590,625	—				—		641	(2)
Senior Vice President, Product Development	2005 2004	315,000 300,000	196,875 79,380	— —		$2,249,984	(7)	35,000 210,000		593 368	(2) (2)

David H. Stanley (8)	2006	102,273	50,100	—				85,000		948	(2)
Corporate Vice President, Corporate Affairs

Gregory C. Walker (9) Senior Vice President, Finance and Chief Financial Officer	2006 2005 2004	330,000 315,000 300,000	164,340 — 71,820	— — —				70,000 70,000 60,000		1,242 1,173 709	(2) (2) (2)

(1)	Amounts paid as bonuses for services rendered are reported for the year in which they were earned even if they were paid in the following fiscal year.
(2)	Represents group term life insurance payments.
(3)	Includes 297,393 shares granted to Mr. Jewell in May 2003 in connection with the repurchase of certain of Mr. Jewell’s shares and his repayment of a promissory note to Magma. In October 2001, Mr. Jewell exercised an option to purchase 428,570 shares of common stock at the exercise price of $10.50 per share by executing a full recourse promissory note bearing interest of 5.5% per annum and due in March 2006. On May 14, 2003, the Company repurchased 209,753 shares of common stock from Mr. Jewell for an aggregate purchase price of $3.6 million, or $17.00 per share, which was the closing sale price of the common stock on that date, and he repaid the principal and related accrued interest outstanding under the promissory note in full (excluding certain indebtedness forgiven pursuant to the terms of the note). On the same date, Magma granted Mr. Jewell an option to purchase 297,393 shares of its common stock at an exercise price of $7.00 per share. Of the 297,393 shares, 209,753 shares were immediately vested and the remaining 87,640 shares vested monthly over a 22-month period.
(4)	Represents commissions earned in fiscal year 2006.
(5)	Represents commissions earned in fiscal year 2005.
(6)	Represents commissions earned in fiscal year 2004.
(7)	Consists of an award of 182,927 shares, 118,902 of which were unvested as of Mr. Savoj’s resignation from Magma on 1/13/06. Magma repurchased all of these unvested shares from Mr. Savoj for $11.89, equal to the aggregate par value of the shares. 64,025 shares from the original award vested on November 15, 2005. Magma repurchased 22,888 of these vested shares from Mr. Savoj on November 15, 2005 at $8.41 per share, the closing trading price of Magma’s stock as of that date, in order to enable Mr. Savoj to satisfy his federal and state tax withholding obligations resulting from the vesting of the shares. The 41,137 shares retained by Mr. Savoj following the repurchases described above had a value of $8.65 as of March 31, 2006, the last trading day of Magma’s last fiscal year.
(8)	Mr. Stanley was appointed an executive officer in January 2006. $52,585 of Mr. Stanley’s compensation relates to his service prior to becoming an executive officer.
(9)	Mr. Walker resigned as an officer on April 27, 2006.

Stock Options

The following tables set forth certain information with respect to stock options granted to and exercised by the named executive officers during fiscal 2006, and the number and value of the options held by each individual as of April 2, 2006. Unless otherwise noted, options vest ratably over 48 months beginning on the first month following the date of grant. The exercise price is equal to 100% of the fair market value of Magma’s common stock on the date of grant, except as noted. The options have a maximum term of 10 years, but may terminate earlier in connection with certain events related to termination of employment.

Option Grants in Fiscal Year 2006

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(2)
	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year (%)(1)	Exercise Price Per Share ($)
					Expiration Date	5%	10%
Rajeev Madhavan	120,000		2.6577	$8.54	6/08/15	$644,491.21	$1,633,267.27
Roy E. Jewell	120,000		2.6577	8.54	6/08/15	644,491.21	1,633,267.27
Saeid Ghafouri	60,000		1.3289	8.54	6/08/15	322,245.61	816,633.64
Hamid Savoj	0		—	—	—	—	—
David H. Stanley	85,000	(3)	1.8826	8.45	11/30/10	198,439.23	438,498.81
Gregory C. Walker	70,000		1.5503	8.54	6/08/15	375,953.21	952,739.24

(1)	The percentage of total options granted is based on a total of 4,515,110 options granted to employees in fiscal year 2006.
(2)	The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent Magma’s estimates or projections of its future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.
(3)	Option vests as to 25% of the total grant after 12 months from date of grant; remainder of option vests monthly over 36 months.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at April 2, 2006 (#)		Value of Unexercised In-the-Money Options at April 2, 2006 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Rajeev Madhavan	—	—	702,857	190,000	$155,191.82	$10,725.00
Roy E. Jewell	—	—	476,857	158,750	$419,226.55	$10,725.00
Saeid Ghafouri	—	—	199,499	100,001	$1,237.50	$5,362.50
Hamid Savoj	—	—	173,541	0	$0.00	$0
David H. Stanley	—	—	0	85,000	$0.00	$17,000.00
Gregory C. Walker	—	—	152,290	110,210	$1,443.75	$6,256.25

(1)	Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.
(2)	Calculated on the basis of the fair market value of the underlying securities at April 2, 2006 ($8.65 per share) minus the exercise price.

Employment Agreements and Change of Control Agreements

Magma does not have formal employment agreements with any of its executive officers.

Magma’s named executive officers are parties to stock option and restricted stock agreements that provide for acceleration of vesting upon specified events:

Rajeev Madhavan is party to an option agreement that provides for:

•	50% vesting upon a change in control of Magma which is followed by either termination without cause or constructive termination within 12 months of such change in control. Change in control means the acquisition of Magma by another entity in which Magma’s stockholders do not own more than 50% of the voting power of the surviving entity or the sale of all or substantially all of its assets.

Roy E. Jewell and Saeid Ghafouri each are party to option agreements that provide for:

•	25% vesting upon a change in control of Magma; and, in addition,

•	50% vesting upon a change in control of Magma which is followed by either termination without cause or constructive termination within 12 months of the change in control of Magma.

Gregory C. Walker is party to an option agreement that provides for:

•	25% vesting upon a change in control of Magma; and, in addition,

•	25% vesting upon a change in control of Magma which is followed by either termination without cause or constructive termination within 12 months of the change in control of Magma.

For options granted to named executive officers effective October 22, 2003 and subsequent to that date, all agreements will provide for double-trigger acceleration of vesting upon the following specified events:

•	25% vesting upon a change in control of Magma; and, in addition,

•	50% vesting upon a change in control of Magma which is followed by either termination without cause or constructive termination as defined by the Board.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Magma’s 2001 Stock Incentive Plan and 2001 Employee Stock Purchase Plan were both approved by stockholders. Magma’s 1997 Stock Incentive Plan and 1998 Stock Incentive Plan, which were terminated in connection with Magma’s November 2001 initial public offering, were also approved by stockholders. Magma’s 2004 Employment Inducement Award Plan (“Inducement Plan”) was not approved by stockholders. The Inducement Plan provides for awards to recently hired employees who are not executive officers or directors, in compliance with Nasdaq corporate governance rules. The following table gives information about equity awards under these plans as of April 2, 2006:

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Equity Compensation Plans (Excluding Shares Reflected in Column (a))
Equity compensation plans approved by stockholders:
1997, 1998, 2001 Stock Incentive Plans	8,199,772	$10.82	3,273,306	(1)
2001 Employee Stock Purchase Plan	—	—	3,369,978	(2)
Equity compensation plans not approved by stockholders (3)	—	—	—
2004 Employment Inducement Award Plan	770,389	8.79	924,136

Total	8,970,161	$10.64	7,567,420

(1)	The 2001 Stock Incentive Plan contains an “evergreen” provision whereby the number of shares reserved for issuance increases automatically on January 1 of each year by an amount equal to the lesser of 6 million shares or 6% of Magma’s fully-diluted total shares of common stock as of the immediately preceding December 31, or a lesser amount as determined by the Board of Directors.
(2)	The 2001 Employee Stock Purchase Plan contains an “evergreen” provision whereby the number of shares reserved for issuance increases automatically on January 1 of each year by an amount equal to the lesser of 3 million shares or 3% of Magma’s total outstanding shares of common stock on that date, or a lesser amount determined by the Board of Directors.
(3)	In connection with Magma’s August 2000 acquisition of Moscape, Inc., Magma assumed options to purchase stock initially granted under Moscape’s 1997 Incentive Stock Plan. The options have been converted into options to purchase Magma common stock on the terms specified in the agreement and plan of reorganization with Moscape but are otherwise administered in accordance with the terms of Moscape’s plan. No additional awards have been or will be made under Moscape’s plan. The options generally vest over four years and expire ten years after the date of grant. As of April 2, 2006 there were outstanding options to purchase a total of 8,710 shares of Magma common stock under this plan, with a weighted average exercise price of $ 9.06 per share. Information regarding these assumed options is not included in the table above.

The Report of the Compensation and Nominating Committee, Stock Price Performance Graph, and Audit Committee Report that follow are required by the SEC. The information in these sections shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. In addition, this information shall not otherwise be deemed “soliciting material” or filed under these Acts.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

ON EXECUTIVE COMPENSATION

In August 2000, the Board of Directors established a Compensation Committee, which was reorganized as the Compensation and Nominating Committee in June 2004. This report deals solely with the Committee’s compensation functions and responsibilities. The Committee is responsible for developing and monitoring compensation arrangements for the executive officers of Magma; recommending guidelines for the review of performance and the establishment of compensation and benefit policies for all other employees; conducting those reviews, investigations and surveys it considers appropriate and necessary in the exercise of its duties; administering Magma’s stock option plans, Magma’s 2001 Employee Stock Purchase Plan, the 2004 Employment Inducement Award Plan and other compensation plans; and performing other activities and functions related to executive officer compensation as may be assigned from time to time by the Board of Directors. The Committee held seven meetings during the fiscal year, met informally at various times during the year and has made decisions by unanimous written consent. The Committee reviews and approves stock option grants for executive officers. In 2002, the Committee approved the designation of the Chief Executive Officer and the President as the “Stock Option Committee” for purposes of approving regular monthly grants to newly hired employees and consultants and selective retention or meritorious grants as proposed by management. The Stock Option Committee is authorized to approve grants to non-executives only, subject to certain guidelines set forth by the Committee.

Compensation Policy

At or near the beginning of each fiscal year, the Committee establishes base salary levels and target bonuses for Magma’s Chief Executive Officer and Magma’s President and Chief Operating Officer. The Committee also acts on behalf of the Board of Directors to establish the general compensation policy for Magma’s executive officers. The President has the authority to establish the level of base salary payable to all other employees of Magma, including officers reporting to him, subject to the approval of the Committee. In addition, the President has the responsibility for approving the bonus programs to be in effect for all other officers and key employees each fiscal year, subject to the approval of the Committee. For fiscal year 2006, the process utilized by the President in determining officer compensation levels took into account both qualitative and quantitative factors.

The Committee believes that the compensation of the executive officers should be greatly influenced by Magma’s performance. Consistent with this philosophy, a designated portion of the annual compensation of the Chief Executive Officer, the President and other executive officers is contingent solely upon corporate performance objectives. Bonus awards are currently based on a percentage of base salary, and are subject to the achievement of some minimum level of measurable performance, below which no bonus will be awarded. Bonus awards are also subject to a maximum award amount. The performance objectives, limited in number in order to achieve maximum focus, are recommended to the full Board for approval.

Fiscal Year 2006 Executive Officer Compensation

Each executive officer’s compensation package consists of three elements:

•	base compensation, which reflects individual performance and is designed primarily to be competitive with salary levels in a comparative group;

•	variable or bonus compensation payable based on the achievement of financial performance goals and individual performance; and

•	long-term stock-based incentive compensation, which rewards Magma’s growth and increased stockholder value.

Base salaries, incentive compensation and stock option grants for executive officers are determined by the Committee in part based upon information about prevailing competitive cash and equity compensation practices in the technology sector for similar positions and in part based upon achievement of Magma’s corporate goals.

The cash and equity compensation of Magma’s executive officers was compared to equivalent data in the Radford Survey and competitive market compensation levels to determine base salary, target bonuses and target total cash compensation. The Radford Survey was selected because it provided reliable data from a large number of participating companies and focused primarily on the high technology sector. The Committee believes that the total value of the compensation package over the total years served by the executive should be assessed relative to the return to shareholders over that period, and that the most important and the largest component of executive compensation should be the stock component. Magma’s cash and equity compensation levels were compared with companies similar to Magma in terms of product or industry, geography, company stage and revenue levels. The committee reviews Radford survey results in evaluating executive compensation, but principally relies on information about executive compensation at competing companies that is collected primarily from public sources. The Compensation Committee believes that the total cash compensation for Magma’s executive officers for fiscal year 2006 was competitive with the total cash compensation for executive officers at companies with which Magma competes for executives.

Incentive Compensation.    For fiscal year 2006, the Committee reviewed the Executive Bonus Plan and Magma’s performance objectives to be used for purposes of bonus determination. For fiscal year 2006 the corporate performance criteria were based on achieving earnings per share goals.

The Committee assigned a target bonus to each executive officer, either as a precise dollar figure or as a percentage of the executive’s base salary. The Committee also approved the performance objectives to be used for bonus determination, and the overall structure and mechanics of the Executive Bonus Plan. Bonuses are determined with reference to the percentage relationship of actual to targeted realization of Magma’s performance objectives, and are adjusted for individual performance. Bonuses were paid to executives for fiscal year 2006 as set forth in the above table on executive compensation.

Stock Options.    The Committee believes that stock options should be awarded both as a reward for long term performance and to encourage long term retention. Stock options are granted under Magma’s stock option plans according to guidelines that take into account the executive officer’s responsibility level, comparison with comparable awards to individuals in similar positions in the industry, Magma’s long-term objectives for maintaining and expanding technological leadership through product development and growth, Magma’s expected performance, individual performance and contributions during the fiscal year, and the executive officer’s existing holdings of unvested stock options, particularly where retention may be a consideration. However, the Committee does not strictly adhere to these factors in all cases and will vary the size of the grant made to each executive officer as the particular circumstances warrant. Stock options typically have been granted when an executive officer joins Magma, or in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee believes that equity-based compensation closely aligns the interests of executive officers with those of stockholders by providing an incentive to manage Magma with a focus on long-term strategic objectives set by Magma’s Board of Directors relating to growth and stockholder value. The Committee considers the following metrics when making an option grant: the projected value of the option if projected shareholder returns are attained over the option period; the value of the option as determined by the Black-Scholes model or the binomial model (or other models as recommended by the Financial Accounting Standards Board or the Securities and Exchange Commission); and the value of shares currently held by the executive, as well as the number and value of shares previously sold (including the amount realized to date from stock options previously exercised). The Committee evaluated the performance of the executive officers against the Board’s strategic objectives for fiscal year 2006 and concluded that such performance warranted the option grants they received in fiscal year 2006. The Committee reexamines long-term compensation levels each year.

Stock option grants generally allow the executive officer to acquire shares of common stock at the fair market value in effect on the date of grant. The options generally vest in a series of installments over a four-year period, or such other period as determined by the Committee, contingent upon the executive officer’s continued employment with Magma. Accordingly, the option will provide a return to the executive officer only if he or she remains in Magma’s employ, and then only if the market price of the common stock appreciates over the option term. Subsequent grants may be made to executive officers when the Committee believes that the executive officer has demonstrated greater potential, achieved more than was originally expected, or assumed expanded responsibilities. Additionally, subsequent grants may be made to remain competitive with other companies. See “Executive Compensation—Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.”

The Committee reviews equity data from the Radford survey results in evaluating stock option grants for executive officers, but the Committee principally relies on information about executive compensation at competing companies that is collected primarily from public sources. Initial stock options grants generally become exercisable over a four-year period and are typically granted at a price equal to the fair market value of the common stock on the date of grant. Option grants that become exercisable over shorter periods of 12, 24 or 36 months may be granted for retention purposes. In fiscal year 2006, the Committee, in its discretion, granted stock options to five named executive officers. These grants become exercisable over a 48-month period and have a five-year term.

2001 Employee Stock Purchase Plan.    Magma’s 2001 Employee Stock Purchase Plan (“2001 Purchase Plan”) became effective at the time of Magma’s initial public offering. Employees, including executive officers, but excluding 5% or greater stockholders, are eligible to participate through payroll deductions of up to 15% of their compensation, subject to a purchase limitation of $25,000 of fair market value per calendar year. Such payroll deductions accumulate over a three-month accumulation period without interest. At the end of the accumulation period, shares of common stock are purchased at a price equal to 85% of the fair market value per share of common stock on either the first day preceding the offering period or the last date of the accumulation period, whichever is less.

Fiscal Year 2006 Compensation for the Chief Executive Officer

Compensation for the Chief Executive Officer is determined by the process discussed above. The Committee determined his base salary, target bonus, stock option grants and performance objectives. Mr. Madhavan’s base salary level and target bonus were based upon the Compensation Committee’s discretionary evaluation of a number of factors, including Radford survey information and achievement against performance objectives. For fiscal 2006, the Compensation Committee established Mr. Madhavan’s base salary at $420,000. A bonus of $209,160, adjusted for achievement of performance objectives in fiscal 2006, was awarded to Mr. Madhavan. Mr. Madhavan was awarded a stock option grant of 120,000 shares during fiscal year 2006, which vests ratably over a 48-month period. Mr. Madhavan was not eligible to participate in the 2001 Employee Stock Purchase Plan. In the judgment of the Compensation Committee, Mr. Madhavan’s total compensation package is fair and reasonable.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a $1.0 million limit on the tax deductibility of compensation paid or accrued with respect to a covered employee of a publicly-held corporation. The Committee believes that all compensation realized in fiscal year 2006 by the executive officers is deductible under Section 162(m). It is the general intention of the Committee to comply with 162(m), and Magma’s option plan complies with the requirements of that section to permit deductibility; however, Magma reserves the right to pay compensation that is not deductible if the Committee determines that it is appropriate to do so.

Compensation and Nominating Committee

Chester J. Silvestri, Chairman

Susumu Kohyama

Timothy J. Ng

Thomas M. Rohrs

Stock Price Performance Graph

COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN*

AMONG MAGMA DESIGN AUTOMATION, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

	Cumulative Total Return
	11/20/01	3/31/02	3/31/03	3/31/04	3/31/05	4/2/06
MAGMA DESIGN AUTOMATION, INC.	100.00	149.69	59.62	160.62	91.31	66.54
NASDAQ STOCK MARKET (U.S.)	100.00	109.86	81.88	120.45	120.96	143.24
NASDAQ COMPUTER & DATA PROCESSING	100.00	105.56	81.29	102.33	109.74	129.86

*	$100 in vested on 10/31/01 in stock or on 10/31/01 in index-including reinvestment of dividends. Indexes calculated on month-end basis.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and direction to Magma’s management in the best long-term interests of Magma and its stockholders. The Audit Committee of the Board of Directors has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of Magma’s annual financial statements. The Audit Committee is made up solely of independent directors, as defined in the applicable Nasdaq and SEC rules. The Committee operates under a written charter adopted and regularly reviewed by the Board, a copy of which is available at http://investor.magma-da.com/governance/home.cfm#auditcharter. The responsibilities of the Committee, as reflected in the charter most recently revised by the Board in April 2004, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee is currently composed of three directors appointed by the Board, including at least one independent member determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Kevin C. Eichler is the independent director who has been determined to be an audit committee financial expert.

As more fully described in its charter, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of Magma’s management, which has the primary responsibility for internal controls and financial statements and reports. The Committee also relies on the work and assurances of Magma’s independent accountants, who are responsible for performing an independent audit of Magma’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Magma’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Audit Committee has the ultimate authority and responsibility to select, compensate, evaluate, and when appropriate, replace Magma’s independent accountants. The Audit Committee also has the authority to engage its own outside advisers, as it determines appropriate, apart from counsel or advisers hired by Magma’s management. In December 2005, the Audit Committee approved the appointment of Grant Thornton LLP (“GT”) to replace PricewaterhouseCoopers LLP as Magma’s independent accountants.

In performing its functions and responsibilities, the Audit Committee reviewed and discussed with management Magma’s audited financial statements as of and for the year ended April 2, 2006. The Audit Committee also discussed with GT the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”), and received the written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). The Committee’s review with management and the accountants included a discussion of the quality, not merely the acceptability, of Magma’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Magma’s financial statements and public reports, including the disclosure related to critical accounting estimates. Based upon these reviews and discussions, and the report of the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Magma’s Annual Report on Form 10-K for the year ended April 2, 2006.

The Committee also discussed with GT the independence of the firm and the potential for conflicts of interest. In accordance with Audit Committee policy and the requirements of law, all services to be provided by GT are pre-approved by the Audit Committee, or are pre-approved by the Audit Committee Chairman and later ratified by the Committee. Pre-approval includes audit services, audit-related services, tax services and other services. The law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. Magma obtains these services from service providers other than GT as needed.

Audit Committee

Kevin C. Eichler (Chairman)

Thomas Rohrs

Chet Silvestri

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Magma’s Policies

It is our policy that all employees must avoid any activity that is or has the appearance of being adverse or competitive with Magma, or that interferes with the proper performance of their duties, responsibilities or loyalty to Magma. These policies are included in our Code of Ethics, which covers Magma’s directors, executive officers and other employees. Any waivers to these conflict rules with regard to a director or executive officer require the prior approval of the Board or the Audit Committee.

Certain Relationships and Related Transactions

Mr. Ng is a managing director with Deutsche Bank. In connection with Magma’s repurchases of common stock and convertible notes in May 2005, Magma paid Deutsche Bank approximately $65,000. In May 2006, Magma repurchased additional convertible notes and paid Deutsche Bank approximately $100,862.50.

During fiscal 2006, Masoud Ghafouri, a brother of Saeid Ghafouri, Magma’s Corporate Vice President, Worldwide Field Operations, was employed by Magma as Director of Purchasing and Facilities, in which capacity he earned aggregate compensation of $207,735.

Mr. Stanley was a consultant to Magma from April 2005 to November 2005. Under his consulting agreement, Mr. Stanley was paid compensation totaling $237,920.

Indebtedness of Management

None of our directors, executive officers, nominees for such positions, or their family members, have been indebted to Magma or its subsidiaries at any time in the past fiscal year.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Proposals of stockholders of Magma that are intended to be presented by such stockholders at Magma’s 2007 Annual Meeting must be received by the Secretary of Magma no later than March 19, 2007 in order that they may be included in Magma’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in Magma’s proxy statement for the 2006 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of Magma at the principal executive offices of Magma and otherwise complies with the provisions of Magma’s bylaws. To be timely, the bylaws provide that Magma must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, Magma must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day Magma mailed notice of the annual meeting date or provided public disclosure of the meeting date or (ii) two days prior to the scheduled date of the annual meeting.

OTHER MATTERS

Magma knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

PAYMENT OF COSTS

The expense of printing, mailing proxy materials and solicitation of proxies will be borne by Magma. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of Magma by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. Magma will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, Magma’s directors, executive officers and any persons holding more than 10% of Magma’s common stock are required to report their initial ownership of Magma’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and Magma is required to identify in this Proxy statement those persons who failed to timely file these reports. To Magma’s knowledge, based solely on a review of such reports furnished to Magma and written representations that no other reports were required during the fiscal year ended April 2, 2006, Magma believes that all of its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during fiscal year 2006.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By Order of the Board of Directors

/s/ David H. Stanley
David H. Stanley
Corporate Vice President, Corporate Affairs and Secretary

July 17, 2006

Magma’s 2006 Annual Report on Form 10-K has been mailed with this Proxy statement. Magma will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting Stockholder. Any such request should be addressed to Magma at 5460 Bayfront Plaza, Santa Clara, California 95054, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of July 14, 2006, the stockholder was entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote FOR the election of directors and FOR Proposal 2. Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR WITHHOLD

ALL FROM ALL

FOR AGAINST ABSTAIN

NOMINEES NOMINEES

1. To elect

(01) Timothy J. Ng, (02) Chester J. Silvestri and 2. To ratify the appointment of Grant Thornton LLP as Magma’s independent accountants

(03) Susumu Kohyama as the Class II directors of the Company to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified. 3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below: For all nominees except as noted above This proxy when properly executed will be voted in the Manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature Signature Date

Please sign where indicated above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Special Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet Telephone Mail

http://www.proxyvoting.com/lava 1-866-540-5760 Mark, sign and date

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

MAGMA DESIGN AUTOMATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes Rajeev Madhavan, Roy E. Jewell or Peter S. Teshima as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Magma Design Automation, Inc. (the “Company”) to be held at Magma’s offices at 5460 Bayfront Plaza, Santa Clara, California on Tuesday, August 29, 2006 at 10:00 a.m. Pacific Time, or at any postponements or adjournments thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

SEE	REVERSE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE
SIDE	SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE